Exhibit 10.2

AMENDMENT NO. 2 TO BRIDGE LOAN AGREEMENT

AMENDMENT NO. 2 TO BRIDGE LOAN AGREEMENT, dated July 7, 2011 (this “Amendment”), is between General Moly, Inc., a Delaware corporation, (the “Company”), and Hanlong (USA) Mining Investment, Inc., a Delaware corporation, (“Lender”).

RECITALS

The Company and Lender are parties to the Bridge Loan Agreement, dated March 4, 2010 (as amended by that certain Amendment No. 1 to Bridge Loan Agreement, dated July 30, 2010, and as further amended, restated or replaced the “Agreement”) and desire to amend the Agreement to provide for an extended Maturity Date that relates to certain extension of dates for completion and modifications of specified conditions precedent in the Securities Purchase Agreement.  Undefined capitalized terms used herein have the respective meanings set forth in the Agreement.

Accordingly, in consideration of the mutual covenants contained in this Amendment, the parties intending to be legally bound agree as follows.

AGREEMENT

The Agreement is hereby amended as specified below:

A.                                   Section 3.1(a)(i) is hereby amended by deleting “120” and replacing it with “270”.

B.                                     Section 3.1(a)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) the earlier of:  (A) December 31, 2012; and (B)  availability to the Company of the Bank Loan (such earlier date, the “Maturity Date”).”.

Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.

[Signature page follows]

GENERAL MOLY, INC.

By:	/s/ David A. Chaput

Name:	David A. Chaput

Title:	Chief Financial Officer

HANLONG (USA) MINING INVESTMENT, INC.

By:	/s/ Hui Xiao

Name:	Hui Xiao

Title:	President